Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FIRST QUARTER 2006

EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – April 6, 2006 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its first quarter 2006 financial results on Tuesday, May 9, 2006, at 9:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Monday, May 8, 2006.

This call will be webcast live by Thomson Financial/CCBN and can be accessed at the Company’s website at www.crosscountry.com or by dialing 877-308-9759 from anywhere in the U.S. or by dialing 706-679-5563 from non-U.S. locations. A replay of the webcast will be available from May 9th through May 23rd. A replay of the conference call will be available by telephone from May 9th until May 23rd by calling 800-642-1687 from anywhere in the U.S. or 706-645-9291 from non-U.S. locations.

The webcast will also be distributed over Thomson Financial/CCBN’s Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through Thomson Financial/CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Financial/CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via Thomson Financial/CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States. The Company has a national client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers. Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com. Shareholders and prospective investors can also register at the corporate website to automatically receive the Company’s press releases by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877.686.9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com